UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                  CURRENT REPORT

                        Pursuant to Section 13 OR 15(d) of
                        The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): May 12, 2005


                              FUEL CORPORATION OF AMERICA
        (Exact name of small business issuer as specified in its charter)

             NEVADA                                        88-0299716
(State or other jurisdiction of                (IRS Employer
Identification No.)
 incorporation or organization)

                      1608 W. 2225 S. Woods Cross, UT 84087
                    (Address of principal executive offices)

                                 (801) 295-3400
                          (Issuer's telephone number)


          (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities
Act
      (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 9, 2005, Fuel Corporation of America (the "Company") amended its Articles of Incorporation to effect a 1-for-14 reverse split of the outstanding shares of Common Stock, effective on May 16, 2005. The amendment neither changes the number of authorized Common or Preferred shares, nor the par value of the Common or Preferred Stock. The amendment does provide that the Company will issue one whole share for any fractional shares resulting from the reverse stock split.

Section 8 - Other Events

Item 8.01 Other Events

On April 15, the Company's Board of Directors approved by unanimous written consent action to implement a 1 for 14 reverse stock split of the Company's common stock. A Majority Shareholder holding 80.16% of the Common Stock of the Company also approved of this action. The Company filed an Information Statement on Form 14-C with the Securities and Exchange Commission describing the proposed reverse stock split in greater detail, which the Company mailed to all stockholders on April 25, 2005. The record date for this transaction is April 12, 2005.
The reverse stock split will reduce the number of outstanding shares of the Company's common stock from approximately 34,093,593 million shares to approximately 2,435,771 million shares.

As a result of the reverse stock split, every 14 outstanding shares of the Company's common stock will be exchanged for one new share of common stock. The Company will issue one whole share of common stock in lieu of fractional shares that would otherwise be issuable as a result of the reverse split.

Common stockholders are not required to take any action relating to the reverse stock split at this time. Stockholders of record will receive from the Company's transfer agent, OTR, Inc., letters of transmittal and related instructions for exchanging their existing stock certificates for new stock certificates. Stockholders who hold their shares in street name with a brokerage firm will have their accounts adjusted by their respective brokers. Stockholders should not destroy any stock certificates and should not submit any certificates until requested to do so.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      FUEL CORPORATION OF AMERICA


Date: May 12, 2005
                                      /s/ Jeff Jenson
                                      -----------------------
                                      Jeff Jenson
                                      President